JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D/A filed herewith (and any amendments thereto), relating to the Class A Units of Genesis Energy, L.P., a Delaware limited partnership, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Q GEI HOLDINGS, LLC		QUINTANA ENERGY PARTNERS II, L.P.

By:	/s/ Steve Putman	By:	Quintana Capital Group II, L.P.,
	Steve Putman, Secretary		its general partner

		By:	Quintana Capital Group GP, Ltd.,
its general partner

		By:	/s/ Steve Putman
Steve Putman, Managing Director

QEP II GENESIS TE HOLDCO, LP		QUINTANA CAPITAL GROUP II, L.P.

By:	Quintana Capital Group II, L.P.,	By:	Quintana Capital Group GP, Ltd.,
	its general partner		its general partner

By:	Quintana Capital Group GP, Ltd.,	By:	/s/ Steve Putman
	its general partner		Steve Putman, Managing Director

By:	/s/ Steve Putman
Steve Putman, Managing Director

QUINTANA CAPITAL GROUP GP, LTD.		QEP MANAGEMENT CO., L.P.

By:	/s/ Steve Putman	By:	QEP Management Co. GP, LLC,
	Steve Putman, Managing Director		its general partner

		By:	/s/ Steve Putman
Steve Putman, Authorized Person
QEP MANAGEMENT CO. GP, LLC

By:	/s/ Steve Putman
Steve Putman, Authorized Person